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                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                              INCENTIVE BONUS PLAN

                        (Effective as of January 1, 1998)



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                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                              INCENTIVE BONUS PLAN

                        (Effective as of January 1, 1998)

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

1.       Purpose......................................................  1

2.       Definitions..................................................  1

3.       Participation................................................  2

4.       Annual Incentive Bonus Opportunity...........................  3

5.       Calculation of Bonus Opportunity.............................  3

6.       Plan Mechanics...............................................  3

7.       Beneficiary Designation......................................  3

8.       Payment to Guardian..........................................  4

9.       Withholding; Payroll Taxes...................................  4

10.      Source of Funds..............................................  4

11.      Administration...............................................  4

12.      Nonalienation of Benefits....................................  5

13.      Amendment and Termination....................................  6

14.      No Contract of Employment....................................  6

15.      Applicable Law...............................................  6

16.      Successors...................................................  6

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17. Headings............................................................ 6

18. Number and Gender................................................... 6


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                           PENNSYLVANIA REAL ESTATE
                               INVESTMENT TRUST
                             INCENTIVE BONUS PLAN

                       (Effective as of January 1, 1998)


                                   PREAMBLE

                  WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") desires to establish an incentive bonus plan for the benefit of certain of the officers and other key employees of the Trust and of PREIT-RUBIN, Inc.
("PREIT-RUBIN");

                  NOW, THEREFORE, effective as of January 1, 1998, the Pennsylvania Real Estate Investment Trust Incentive Bonus Plan (the "Plan") is hereby adopted under the following terms and conditions:

                                             *     *     *     *     *

         1. Purpose. The purpose of the Plan is to help motivate certain officers and key employees of the Trust and PREIT-RUBIN to reach and exceed challenging goals of profitability and growth within their companies. The purpose of the Plan also is to help focus the attention of the eligible officers and key employees on critical financial indicators that measure both the Trust and PREIT-RUBIN's success.

         2. Definitions

                  (a) "Bonus" means the amount of annual incentive compensation a Participant will receive under the Plan.

                  (b) "Committee" means the Executive Compensation and Human Resources Committee of the Board of Trustees, to whom responsibility for administering the Plan is delegated under Section 11.

                  (c) "Disability" means total and permanent disability as defined in the Employer's long-term disability plan which covers the Eligible Employee.

                  (d) "Eligible Employee" means any officer or other key employee of an Employer.



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                  (e) "Employer" means the Trust and PREIT-RUBIN.

                  (f) "FAD" means "funds available for distribution" which is calculated as FFO minus expenses such as, but not limited to, capital improvements and capital expenditures.

                  (g) "FFO" means "funds from operations" of the Trust, defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and similar adjustments for unconsolidated joint ventures after adjustments for non-real estate depreciation and amortization of financing costs.

                  (h) "Participant" means an Eligible Employee who has been designated by the Committee under Section 3 as eligible to receive a Bonus under the Plan.

                  (i) "Plan" means the Pennsylvania Real Estate Investment Trust Incentive Bonus Plan, effective January 1, 1998, and as it may be amended from time to time.

                  (j) "Plan Year" means the 12-month period beginning each January 1 and ending each December 31.

                  (k) "PREIT-RUBIN" means PREIT-RUBIN, Inc.

                  (l) "Trust" means the Pennsylvania Real Estate Investment
Trust.

                  (m) "Trustees" means the members of the Board of Trustees of the Trust.

         3. Participation. The Committee shall designate as of the Effective Date which Eligible Employees are eligible to receive Bonuses under the Plan, and inform them in writing of their participation in the Plan within 30 days after the Effective Date. Thereafter, the Committee shall review the participation of any new Eligible Employees and inform those who will be new Participants in subsequent Plan Years of their participation, in writing, within 30 days after the beginning of the subsequent Plan Year.

         Once an Eligible Employee is approved for participation in the Plan, he will continue to be a Participant from Plan Year to Plan Year unless and until he is informed in writing by the Committee that the Committee's approval of his

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participation has been withdrawn effective as of the beginning of the subsequent Plan Year. Thus, participation in one Plan Year shall not guarantee participation in any subsequent Plan Year.

         4. Annual Incentive Bonus Opportunity. For each Participant, the Trust has established an "Annual Incentive Bonus Opportunity" which will be used to determine each Participant's Bonus. The Annual Incentive Bonus Opportunity for each Eligible Employee's position is set forth in Appendix A attached hereto.

         5. Calculation of Bonus Opportunity. Each Participant's Annual Incentive Bonus Opportunity shall be determined in accordance with a formula set forth in Appendix A attached hereto. Appendix A also contains an example of how a Participant's Bonus award(s) will be determined under the Plan.

         6. Plan Mechanics. Bonuses shall be paid once a year in a single-sum cash payment within a reasonable time after the Trust's fiscal year-end financial statements are approved by the Trustees. Except as provided in a Participant's employment agreement with an Employer, only a Participant employed by an Employer as of December 31 of a Plan Year shall be eligible to receive a Bonus for that Plan Year, unless the Participant was no longer an employee on the applicable December 31 because (i) the Participant's position was eliminated due to a reorganization, (ii) the Participant retired at or after age 65, (iii) the Participant incurred a Disability, or (iv) the Participant died.

         7. Beneficiary Designation

                  (a) Each Participant shall designate the person or persons as his beneficiary or beneficiaries to whom his Bonus shall be paid in the event of his death prior to the payment of his Bonus to him. Each beneficiary designation shall be substantially in the form set forth in Appendix B attached hereto and shall be effective only when filed with the Committee during the Participant's lifetime.

                  (b) Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

                  (c) If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the

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Participant, the Committee shall direct such Participant's Bonus to be distributed as follows:

                           (i)      to the Participant's surviving spouse; or

                           (ii)     if the Participant has no surviving
                                    spouse, then to the Participant's estate.

         8. Payment to Guardian. If an amount is payable under this Plan to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Committee may direct the payment of the amount to the guardian, legal representative, or person having the care and custody of the minor, incompetent, or incapable person. The Committee may require proof of incompetency, minority, incapacity, or guardianship as the Committee may deem appropriate prior to the payment. The payment shall completely discharge the Committee, the Trustees, the Trust, and PREIT-RUBIN and its Board of Directors from all liability with respect to the amount paid.

         9. Withholding; Payroll Taxes. The Employer shall withhold from payments made under the Plan any taxes required to be withheld from a Participant's compensation for federal, state, or local income tax.

         10. Source of Funds. This Plan shall be unfunded, and the payment of Bonuses hereunder shall be made from the general assets of the Employer. Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the value of his Bonus determined hereunder, and he shall have no right, title, or interest in any specific asset that the Employer may set aside, earmark, or identify as for the payment of Bonuses under the Plan. The employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

         11. Administration

                  (a) In General. This Plan shall be administered by the Executive Compensation and Human Resources Committee of the Board of Trustees. The Committee shall have the authority to:

                           (i) determine which Eligible Employees should be
approved for participation in the Plan;


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                           (ii) approve the extent to which a portion of the
Bonus referred to in Section 5 is awarded to a Participant;

                           (iii) interpret any disputed provision of the Plan;
and

                           (iv) determine all questions concerning Bonuses under
the Plan.

To the maximum extent permissible under law, the determinations of such Committee on all such matters shall be final and binding upon all persons involved.

                  (b) Records and Reports. The Committee (or its designee) shall keep a record of the Committee's actions and shall maintain all books of account, records, and other data as necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor.

                  (c) Payment of Expenses. Each Employer shall pay its portion of the expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Committee in administering the Plan.

                  (d) Indemnification for Liability. Each Employer shall indemnify the Committee against any and all claims, losses, damages, expenses, and liabilities arising from its responsibilities in connection with the Plan, unless the same is determined to be due to its gross negligence or willful misconduct.

         12. Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the Bonuses or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such Bonuses and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant or his beneficiary. Neither the Participant nor his beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary to receive death benefits provided hereunder. In cases of marital dispute, the Employer shall observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Employer harmless from any harm that arises out of its obeying the final order of any state or federal court, whether such order effects

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a judgment of such court or is issued to enforce a judgment or order of another court.

         13. Amendment and Termination

                  (a) The Chief Executive Officer ("CEO") of the Trust may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the CEO, are necessary and desirable. In addition, the Trustees reserve the right to amend the Plan, by written resolution, at any time and from time to time in any fashion, and to terminate it at will.

                  (b) No amendment or termination of the Plan shall decrease or restrict any Bonus payable for the Plan Year in which the Plan is amended or terminated, or for any preceding Plan Year.

         14. No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Employer or to continue in the employ of the Employer.

         15. Applicable Law. The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

         16. Successors. The provisions of this Plan shall bind and inure to the benefit of the Trust and PREIT-RUBIN and their successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Trust or PREIT-RUBIN, and successors of any such corporation or other business entity.

         17. Headings. The headings of the Sections of the Plan are for reference only. In the event of a conflict between a heading and the contents of a Section, the contents of the Section shall control.

         18. Number and Gender. Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.



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                  IN WITNESS WHEREOF, the Pennsylvania Real Estate Investment
Trust and PREIT-RUBIN, Inc. have caused these presents to be duly executed this 30th day of September, 1997.

Attest:                                    PENNSYLVANIA REAL ESTATE
                                                    INVESTMENT TRUST


/s/ Jeffrey A. Linn                        By:/s/ Jonathan B. Weller
----------------------------------         -------------------------------------
                  , Secretary                     Jonathan B. Weller, President



Attest:                                    PREIT-RUBIN, INC.


/s/ Alan Fele                                       By:/s/ Ronald Rubin
----------------------------------         -------------------------------------
                  , Secretary                                , President






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